Talk America to be Acquired by Cavalier Telephone & TV

New Hope, PA, September 22, 2006 - Talk America (NASDAQ:TALK) announced today that it has entered into a definitive merger agreement with privately-held Cavalier Telephone & TV based in Richmond, Virginia. Under the terms of the agreement, Cavalier will acquire all of Talk America shares for $8.10 per share in cash, representing total consideration of $251 million.

The merger of Talk America and Cavalier will create one of the largest competitive communications companies in the United States with over $750 million in revenue and $130 million in EBITDA (Earnings Before Interest, Taxes, Depreciation and Amoritization). The combined company currently serves over 550,000 residential customers, 85,000 business customers and employs over 2,000 people. At closing, the new Cavalier will serve customers in 6 of the top 20 metropolitan services areas in the country, including Atlanta, Baltimore, Cleveland, Detroit, Philadelphia and suburban Washington, DC.

Cavalier is one of the fastest growing and most innovative telecommunications companies in the United States, serving residential and commercial customers with an expansive product portfolio. In May of this year, Cavalier became one of the first companies in the country to roll out Internet Protocol TV over its state-of-the-art network completing its triple play service offering of voice, video and high speed internet service. Cavalier also serves commercial customers, state and federal government customers and provides wholesale services to carriers.

Ed Meyercord, CEO of Talk America commented, “The merger with Cavalier will significantly enhance Talk America’s competitive position in the market by adding Cavalier’s high quality and leading edge product portfolio to our service offerings and by leveraging their extensive fiber network which overlaps our core markets in Michigan, Ohio and the Southeast.” At closing, Mr. Meyercord will become CEO of Cavalier and report to Brad Evans, current CEO of Cavalier, who will become Cavalier’s Executive Chairman.

Mr. Evans commented, “The combination brings the strengths of two of the nation’s most successful competitive carriers together. Talk’s state-of-the-art back office support system, their extensive sales and marketing distribution channels and Cavalier’s advanced network architecture will help provide our combined customers the newest and most advanced telecommunications’ solutions in the marketplace.”

Talk America has received an opinion from its financial advisors that the transaction is fair to its shareholders from a financial point of view. The transaction, expected to close in December, has been approved by both companies’ boards of directors and is subject to Talk America shareholders’ approval, regulatory approvals and other closing conditions.

Talk America was advised by The Blackstone Group in connection with this transaction.
Cavalier was advised by Jefferies & Company, Inc. Wachovia Bank, N.A. has issued commitment letters for financing this transaction.

About Talk America

Talk America, is a leading competitive, integrated communications provider that offers phone services and high speed Internet access to both business and residential customers.  Services include local and long distance phone service, and data services such as high-speed connectivity, security, web hosting, and network services. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office.

About Cavalier Telephone, LLC

Cavalier Telephone is a facilities-based, full-service local telephone company (CLEC) offering the latest in advanced telecommunications products, including advanced telephone features and high-speed Internet access for business and residential customers. Cavalier Telephone currently services over 35,000 business and 215,000 residential customers in Richmond, Hampton Roads, Northern Virginia, Maryland, Philadelphia, Delaware, Southern New Jersey, and the District of Columbia. For additional information regarding Cavalier Telephone, visit the company's website at www.cavtel.com or contact Andy Lobred at (804) 422-4100.

Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com

Please Note:

The statements contained herein regarding the future results of operations of Talk America should be, and certain other of the statements contained herein may be, considered “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," "forecast," "guidance," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, our inability to integrate effectively and as anticipated acquired businesses, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to operate our own local network in a profitable manner, increased price competition for long distance, local and data services, failure of the marketing of the bundle of local and long distance services, long distance services and data services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement. Additional information concerning these and other important factors can be found within Talk America’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances. For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 filed March 16, 2006, as amended by our Form 10-K/A filed March 28, 2006.